Exhibit 4.4
SEVENTH SUPPLEMENTAL INDENTURE, dated as of July 18, 2014 (the “Seventh Supplemental Indenture”) between Meritage Homes Corporation, a corporation organized under the laws of the State of Maryland (the “Issuer”), the Guarantors named therein, MTH Realty LLC, a limited liability company organized under the laws of the State of Arizona, Meritage Homes of Georgia, Inc., a corporation organized under the laws of the State of Arizona (collectively the “Additional Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), under the Indenture (as defined below). Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.
WHEREAS, the Issuer, the Guarantors thereto and the Trustee are parties to that certain Indenture dated as of April 13, 2010 (the “Indenture”) pursuant to which the Company issued its 7.15% Senior Notes due 2020 (the “Notes”) and the Guarantors guaranteed the obligations of the Issuer under the Indenture and the Notes;
WHEREAS, pursuant to Section 4.08 of the Indenture, if the Issuer acquires or creates any additional subsidiary which is a Restricted Subsidiary, each such subsidiary shall execute and deliver a supplemental indenture pursuant to which such subsidiary shall unconditionally guaranty the Issuer’s obligations under the Notes;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of North Carolina, Inc., and the Trustee are parties to the First Supplemental Indenture, dated as of April 6, 2011, pursuant to which Meritage Homes of North Carolina, Inc. was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, Carefree Title Agency, Inc., and the Successor Trustee are parties to the Second Supplemental Indenture, dated as of February 14, 2012, pursuant to which Carefree Title Agency, Inc. was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, M&M Fort Myers Holdings, LLC, and the Trustee are parties to the Third Supplemental Indenture, dated as of March 7, 2012, pursuant to which M&M Fort Myers Holdings, LLC was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Florida Realty LLC and the Trustee are parties to the Fourth Supplemental Indenture, dated as of August 21, 2012, pursuant to which Meritage Homes of Florida Realty LLC was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of Tennessee, Inc., and the Trustee are parties to the Fifth Supplemental Indenture, dated as of September 3, 2013, pursuant to which Meritage Homes of Tennessee, Inc. was added as a Guarantor;
WHEREAS, the Issuer, the Guarantors thereto, Meritage Homes of South Carolina, Inc., and the Trustee are parties to the Sixth Supplemental Indenture, dated as of June 12, 2014, pursuant to which Meritage Homes of South Carolina, Inc. was added as a Guarantor;
WHEREAS, each Additional Guarantor is a Restricted Subsidiary of the Issuer;
WHEREAS, the Issuer and the Trustee desire to have each Additional Guarantor enter into this Seventh Supplemental Indenture and agree to guaranty the obligations of the Issuer under the

Indenture and the Notes and each Additional Guarantor desires to enter into this Seventh Supplemental Indenture and to guaranty the obligations of the Issuer under the Indenture and the Notes as of such date;
WHEREAS, Section 8.01(6) of the Indenture provides that the Issuer, the Guarantors and the Trustee may, without the written consent of the Holders of the outstanding Notes, amend the Indenture as provided herein;
WHEREAS, by entering into this Seventh Supplemental Indenture, the Issuer and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein;
WHEREAS, each Guarantor hereby acknowledges and consents to amend the Indenture in accordance with the terms and conditions herein; and
WHEREAS, all acts and things prescribed by the charter documents of the Additional Guarantor (as now in effect) necessary to make this Seventh Supplemental Indenture a valid instrument legally binding on each Additional Guarantor for the purposes herein expressed, in accordance with its terms, have been duly done and performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, each Additional Guarantor and the Trustee hereby agree for the benefit of each other and the equal and ratable benefit of the Holders of the Notes as follows:
1.Additional Guarantors as Guarantors. As of the date hereof and pursuant to this Seventh Supplemental Indenture, each Additional Guarantor shall become a Guarantor under the definition of Guarantor in the Indenture in accordance with the terms and conditions of the Indenture and shall assume all rights and obligations of a Guarantor thereunder.
2.    Construction. For all purposes of this Seventh Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the defined terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof,” “hereby” and other words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular Section hereof.
3.    Trustee Acceptance. The Trustee accepts the amendment of the Indenture effected by this Seventh Supplemental Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of its duties and obligations under the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of each of the Issuer and the Additional Guarantors, respectively, and makes no representations as to the validity or enforceability against either the Issuer or the Additional Guarantors.

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4.    Indenture Ratified. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
5.    Holders Bound. This Seventh Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of the Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
6.    Successors and Assigns. This Seventh Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.    Counterparts. This Seventh Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.
8.    Governing Law. This Seventh Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflicts of laws.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Issuer, the Guarantors, the Additional Guarantors and the Trustee have caused this Seventh Supplemental Indenture to be duly executed as of the date first above written.

ISSUER:
MERITAGE HOMES CORPORATION

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

By:	/s/	C. TIMOTHY WHITE
C. Timothy White
General Counsel, Executive Vice President,
and Secretary

ADDITIONAL GUARANTORS:
MTH REALTY, LLC
an Arizona limited liability company

By:		Meritage Paseo Crossing, LLC
Its:		Sole Member and Manager

By:		Meritage Homes of Arizona, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF GEORGIA, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[Signature Pages to Seventh Supplemental Indenture]

TRUSTEE:
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:	/s/	MADDY HALL
Maddy Hall
Vice President

[Signature Pages to Seventh Supplemental Indenture – Continued]

GUARANTORS:
MERITAGE PASEO CROSSING, LLC

By:		Meritage Homes of Arizona, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE PASEO CONSTRUCTION, LLC

By:		Meritage Homes Construction, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF ARIZONA, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES CONSTRUCTION, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[Signature Pages to Seventh Supplemental Indenture – Continued]

MERITAGE HOMES OF TEXAS HOLDING, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF CALIFORNIA, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF TEXAS JOINT VENTURE
HOLDING COMPANY, LLC

By:		Meritage Homes of Texas, LLC
Its:		Sole Member

By:		Meritage Homes of Texas Holding, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOLDINGS, LLC

By:		Meritage Homes of Texas Holding, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[Signature Pages to Seventh Supplemental Indenture – Continued]

MERITAGE HOMES OF NEVADA, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MTH-CAVALIER, LLC

By:		Meritage Homes Construction, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MTH GOLF, LLC

By:		Meritage Homes Construction, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF COLORADO, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[Signature Pages to Seventh Supplemental Indenture – Continued]

MERITAGE HOMES OF FLORIDA, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

CALIFORNIA URBAN HOMES, LLC

By:		Meritage Homes of California, Inc.
Its:		Sole Member and Manager

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF TEXAS, LLC

By:		Meritage Homes of Texas Holding, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[Signature Pages to Seventh Supplemental Indenture – Continued]

MERITAGE HOMES OPERATING COMPANY, LLC

By:		Meritage Holdings, LLC
Its:		Manager

By:		Meritage Homes of Texas Holding, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

WW PROJECT SELLER, INC.

By:		Meritage Paseo Crossing, LLC
Its:		Sole Member

By:		Meritage Homes of Arizona, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF THE CAROLINAS, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

CAREFREE TITLE AGENCY, INC.

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[Signature Pages to Seventh Supplemental Indenture – Continued]

M&M FORT MYERS HOLDINGS, LLC
a Delaware limited liability company

By:		Meritage Paseo Crossing, LLC
Its:		Sole Member and Manager

By:		Meritage Homes of Arizona, Inc.
Its:		Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF FLORIDA REALTY, LLC
a Florida limited liability company

By:		Meritage Homes of Florida, Inc.
Its:		Manager and Sole Member

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF TENNESSEE, INC.
an Arizona corporation

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

MERITAGE HOMES OF SOUTH CAROLINA, INC.
an Arizona corporation

By:	/s/	LARRY W. SEAY
Larry W. Seay
Executive Vice President, Chief Financial Officer
and Assistant Secretary

[End of Signature Pages to Seventh Supplemental Indenture]